Exhibit 99.1

Stream Global Services, Inc. and eTelecare Global Solutions

To Combine in a Stock-for-Stock Transaction

Creates a Global BPO Services Company Approaching $1 Billion in Projected Revenue in 2010 and Approximately 30,000 Combined Employees

Boston, MA and Manila, Philippines, August 14, 2009 — Stream Global Services, Inc., (NYSE/AMEX:OOO), and EGS Corp., the indirect parent company of eTelecare Global Solutions, Inc., jointly announced today that they have entered into a definitive agreement to combine in a stock-for-stock exchange. As a result, the current Stream and EGS Corp. stockholders will own approximately 57.5% and 42.5%, respectively, of the combined entity. The Board of Directors and principal stockholders of both Stream and EGS Corp. have unanimously approved the combination. They include Ares Management LLC and certain founding Stream stockholders representing 90.2% of the Stream’s outstanding shares as of the date of the signing of the Share Exchange Agreement, as well as EGS Corp.’s owners LiveIt Investments Ltd., a wholly owned subsidiary of Ayala Corporation, and Providence Equity Partners LLC, who together own 100% of EGS Corp.

The combined company, which will retain the Stream Global Services name, will have approximately 30,000 employees located throughout 50 solution centers in North America, Europe, the Philippines, Latin America, India, the Middle East and Africa. The combination creates a global business process outsourcing (BPO) company with a diversified Fortune 1000 customer base, a very experienced executive team, a comprehensive BPO services portfolio, and complementary businesses with technical and product leadership across a wide range of industries, including the technology, retail, entertainment, media telecommunications and financial service sectors. The combined company will draw upon the broad range of service strengths of each business’s integrated service offerings that range from sales and revenue generation to customer care and technical support, as well as warranty services. It is estimated that the combined enterprise would have annual revenues approaching $1 billion for the year ending December 31, 2010.

Scott Murray will continue to be the Chairman and Chief Executive Officer of the company following the close of the combination. Alfredo I. Ayala, eTelecare’s Chairman, will become the Non-Executive Vice Chairman of the Board of Directors of Stream Global Services and will remain the Non-Executive Chairman of the company’s

Philippine entity. Of the ten members on the new Board of Directors, Ares will appoint three directors and one independent director, and Ayala and Providence will together also appoint three directors and one independent director. The remaining two directors will be Mr. Murray and a third independent director, who will also be the Chairman of the Audit Committee. Stream’s corporate headquarters will continue to be in the Boston area in Wellesley, MA following the closing. Ares, Ayala (through its wholly owned company LiveIt) and Providence Equity will own approximately 45.5%, 25.5% and 17.0% respectively, of the combined company. Stream’s Chairman and Chief Executive Officer, Scott Murray, will own approximately 5% of the combined company.

“This combination brings together two great businesses that are extremely complementary,” said Stream’s Chairman and Chief Executive Officer, Scott Murray. “Since its inception, the vision for Stream Global Services has been to be a highly differentiated BPO provider that offers our clients services designed to promote and build their brands and customer loyalty, while maintaining an efficient cost model. This combination enables us to fulfill our vision by leveraging eTelecare’s strength in the Philippines, where it is a market leader and has approximately 10,000 employees and its depth in service offerings and client diversity.” Mr. Murray went on to say; “I am particularly pleased to have the opportunity to work closely with Ares, Providence Equity and Ayala as strategic and long-term investors to help our management team build a multi-billion dollar revenue company in the future that offers an integrated BPO service strategy on a global basis.”

John Harris, President and Chief Executive Officer of eTelecare said, “This is a very exciting time in the evolution of eTelecare to be able to deliver a truly global service offering for our clients. This combination fulfills our strategic vision of extending our delivery capability throughout Europe, Asia and Latin America. The eTelecare team is extremely excited about joining Stream to create a leading global BPO company.”

Mr. Ayala, Chairman of eTelecare and CEO of LiveIt, Ayala Corp.’s BPO holding company, said, “Ayala Corporation believes that this combination creates a global BPO company that is one of the preeminent service providers in the industry and uniquely positioned to deliver a full range of market leading solutions to our clients. The combination also underscores our belief that the Philippines is playing an increasingly critical role in the outsourcing strategies of global clients, due to its many advantages. We look forward to working with Scott and his team to create value over the long-term for our clients, employees and stockholders.”

As a result of this combination, Stream Global Services expects to:

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Generate projected revenues approaching $1 billion for the year ending December 31, 2010. The combined company will also have a strong balance sheet to allow it to make future investments in technologies, new service offerings for its clients and new geographic locations such as China, Brazil and Japan.

•	Be a top tier global BPO provider by extending its presence to 50 global solution centers with operations in North America, Europe, the Philippines, India, Latin America, Middle East and Africa.

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Broaden its services offerings to include a full portfolio of sales and revenue generation, warranty management, customer loyalty and brand management, customer care, technical support as well as customer life cycle management.

•	Expand and diversify its blue chip client base across multiple vertical markets.

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Extend the company’s reach into new industry segments such as financial services, retail and consumer products. In addition, the combination will significantly expand our market share in the technology, telecommunications and broadband industries.

•	Maintain strong financial sponsorship from Ares Management LLC, Providence Equity Partners LLC and Ayala Corporation – institutions that collectively manage over $50 billion in investments.

•	Leverage the combined company’s investment in technology in order to provide the highest level of business performance and enhance operating efficiencies in the business.

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Create a strong platform for future growth in geographies, service offerings and market segments. The company will continue to be one of the premier providers of sales and revenue generation, customer care, technical support and warranty service offerings in the industry.

•	Be led by a very experienced group of management executives with a proven track record of creating value for clients, employees and stockholders.

•	Create significant new and exciting career advancement and opportunities for our employees around the world.

Upon the closing of the combination, in accordance with the terms of Stream’s existing Series A and Series B Preferred Stock held by Ares, the Series A and Series B Preferred Stock will be converted on closing into approximately 35 million Common shares, including the issuance of approximately 9 million Common shares that become due from acceleration of future dividends over the remaining term of the Preferred Stock. The 7.5 million of Stream’s existing warrants currently held by Ares, with a strike price of $6.00 per warrant and exercisable until 2018, will be exchanged on closing for 1.0 million Common shares. All of the Common Stock held by Ares, including shares issued in connection with the Preferred Stock conversion, dividend acceleration and warrant exchange, are included in the 57.5% ownership in the combined company to be held by the predecessor Stream stockholders immediately following the closing of the combination. Following the closing of the combination, Stream will have approximately 80 million Common shares outstanding and all Preferred Stock will have been converted to Common shares.

The stockholders agreement, which will be effective upon closing, grants Ares, Providence Equity and Ayala pre-emptive rights to acquire 50 million shares of Stream’s Common Stock at $6 per share that become exercisable on to the extent that any of our publicly traded warrants (NYSE/AMEX:OOO.WS) are exercised for $6 per warrant into Common shares. The pre-emptive rights expire when Stream’s public warrants are no longer exercisable after October 17, 2011. The number of pre-emptive rights decline ratably as the number of public warrants outstanding decline. Stream has approximately 20.1 million public warrants outstanding as of July 31, 2009.

The transaction is subject to customary closing conditions, including the submission of an information statement with the Securities & Exchange Commission and normal regulatory approvals including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. As the requisite majority of stockholders of each company have approved the issuance of shares in the combination of Stream with EGS Corp., the combination will not require further approvals of any other stockholders of either Stream or EGS Corp. The transaction is expected to close in September 2009.

Stone Key Partners LLC served as financial advisor to Stream. Stream’s legal advisor in the transaction was Wilmer Hale LLP and Proskauer Rose LLP served as legal advisor to Ares. EGS’s financial advisor was Morgan Stanley & Co., Incorporated and its legal advisor was Weil, Gotshal & Manges LLP.

Contact Information:

Stream Global Services, Inc.

Karen Falcone

Vice President of Marketing

karen.falcone@stream.com

781-304-1800

eTelecare Global Solutions, Inc.

Mark Skoog

Director of Marketing

mark.skoog@etelecare.com

480-707-5414

About Stream Global Services:

Stream Global Services is a premium provider of customer care and business process outsourcing (BPO) services for the brand-driven Fortune 1000. A global firm, with more than 16,000 employees based out of 35 service centers in 20 countries, Stream is a trusted advisor to some of the largest technology, retail, entertainment/media, telecommunications and related companies in the world. Its service programs, including technical support, sales services, customer retention and revenue generation, are delivered through very disciplined processes used by a highly skilled workforce. Stream continues to expand its global presence and service offerings to increase brand loyalty, revenue and business performance for organizations across the globe. To learn more about the company and its complete service offerings, please visit www.stream.com.

About eTelecare:

eTelecare Global Solutions is a leading provider of business process outsourcing (BPO) services focusing on the complex, voice and non-voice based segment of customer care services. The company provides a range of services, including technical support, customer service, sales, customer retention, chat and email from both onshore and offshore locations. Services are provided from delivery centers in the Philippines, United States, Nicaragua, and South Africa. Additional information is available at www.etelecare.com.

About Ayala Corporation:

Ayala was founded in 1834 and is the holding company of one of the largest and most diversified business groups in the Philippines, with interests in real estate, financial services, telecommunications, electronics, and information technology. LiveIt Investments is its holding company in the BPO sector, with significant holdings in eTelecare, Integreon and Affinity Express. Additional information is available at www.ayala.com.ph.

About Ares Management:

Ares Management is an SEC-registered investment adviser and alternative asset manager with total committed capital under management of approximately $29 billion as of June 2009. With complementary pools of capital in private equity, private debt and capital markets, Ares Management has the ability to invest across all levels of a company’s capital structure – from senior debt to common equity – in a variety of industries in a growing number of international markets. The Ares Private Equity Group has a proven track record of partnering with high quality, middle-market companies and creating value with its flexible capital such as Stream Global Services, Inc. Other notable current investments include General Nutrition Centers, Inc., Hanger Orthopedic Group, Inc. (NYSE: HGR) and Maidenform Brands, Inc. (NYSE: MFB). The firm is headquartered in Los Angeles with approximately 250 employees and professionals located across the United States and Europe. For more information, visit the Ares website at www.aresmgmt.com.

About Providence:

Providence Equity Partners is the leading global private equity firm specializing in equity investments in media, entertainment, communications and information companies around the world. The principals of Providence manage funds with approximately $22 billion in equity commitments and have invested in more than 100 companies operating in over 20 countries since the firm’s inception in 1989. Significant investments include Aditya Birla Telecom, Bresnan Broadband Holdings, Casema, Com Hem, Digiturk, Education Management Corporation, eircom, Freedom Communications, Hulu, Idea Cellular, Kabel Deutschland, Metro-Goldwyn-Mayer, NexTag, Ono, Open Solutions, PanAmSat, ProSiebenSat.1, Recoletos, TDC, Univision, VoiceStream Wireless, Warner Music Group, Western Wireless and Yankees Entertainment and Sports Network. Providence is headquartered in Providence, RI (USA) and has offices in New York, Los Angeles, London, Hong Kong and New Delhi. Additional information is available at www.provequity.com.

Safe Harbor. This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business expectations and objectives. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to our ability to maintain and win additional client business, continue to maintain our operating performance and margin expansion, continue to have sufficient capital to grow and maintain our business, retain our management team and effectively operate a global franchise across multiple jurisdictions plus other risks detailed in our filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended June 30, 2009.